Exhibit 99.1

21250 Hawthorne Blvd., Suite 800 Torrance, CA 90503 Tel: 310.214.0065 Fax: 310.214.0075 www.emmausmedical.com

25 February 2016

Ann Farrell, M.D., Division Director

Food and Drug Administration

Center for Drug Evaluation and Research

Office of Hematology and Oncology Products

Division of Hematology Products

5901-B Ammendale Road

Beltsville, MD 20705-1266

Re:                          IND 53,841:  L-glutamine for sickle cell disease

Serial No.0078:  Administrative Letter and Review Paper

Dear Dr. Farrell,

Please refer to our IND 53,841 with respect to submission Serial No. 0077 of our intent to submit a new drug application (NDA) in the summer of 2016.  As a follow-up to our correspondence, we would like to forward an independent third party evaluation of our statistical plan and analysis of the primary outcome measure.  Findings contained in the letter may address some of the comments and questions that are found in the meeting minutes (of 11 June 2014 and 15 October 2014) concerning efficacy.  We intend to include this report in our NDA.

Thank you for your attention to this matter.  Should you have any questions, please feel free to contact me via telephone at 310-214-0065 or via email at ltran@emmausmedical.com.

Sincerely,

Lan T. Tran, MPH

Chief Administrative Officer, Emmaus Medical Inc.

cc:  Tinya Sensie, MHA Regulatory Health Project Manager

Enclosures:   Review Paper by L.J. Wei, Ph.D.